Exhibit 5.1

One Financial Center Boston, MA 02111 617 542 6000 mintz.com

May 29, 2020

Viela Bio, Inc.

One Medimmune Way, First Floor, Area Two

Gaithersburg, MD 20878

Ladies and Gentlemen:

We have acted as legal counsel to Viela Bio, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement (No. 333-238678) on Form S-1, as amended (the “Registration Statement”), pursuant to which the Company is registering the offering for sale under the Securities Act of 1933, as amended (the “Securities Act”), of an aggregate of 4,140,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), of which up to 3,600,000 shares of Common Stock will be sold by the Company and up to 540,000 shares of Common Stock subject to the underwriters’ option to purchase additional shares from certain stockholders (the “Selling Stockholders”).

The Shares are to be sold by the Company and the Selling Stockholders pursuant to an underwriting agreement (the “Underwriting Agreement”) entered into by and among the Company, the Selling Stockholders and Morgan Stanley & Co. LLC, Goldman Sachs & Co. LLC, and Cowen and Company, LLC, as representatives of the several underwriters to be named therein. The form of the Underwriting Agreement has been filed as Exhibit 1.1 to the Registration Statement. This opinion is being rendered in connection with the filing of the Registration Statement with the Commission. All capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in the Registration Statement.

In connection with this opinion, we have examined the Company’s Third Amended and Restated Certificate of Incorporation and Bylaws, each as currently in effect, and the form of the Underwriting Agreement; such other records of the corporate proceedings of the Company and certificates of the Company’s officers as we have deemed relevant; and the Registration Statement and the exhibits thereto.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

BOSTON        LONDON        LOS ANGELES        NEW YORK        SAN DIEGO        SAN FRANCISCO        WASHINGTON

MINTZ, LEVIN, COHN, FERRIS, GLOVSKY AND POPEO, P.C.

Our opinion is limited to the General Corporation Law of the State of Delaware and we express no opinion with respect to the laws of any other jurisdiction. No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

Based upon the foregoing, we are of the opinion that the Shares, when issued and sold in accordance with the form of the Underwriting Agreement most recently filed as an exhibit to the Registration Statement and the prospectus that forms a part of the Registration Statement, will be validly issued, fully paid and non-assessable.

We understand that you wish to file this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act and to reference the firm’s name under the caption “Legal Matters” in the prospectus which forms part of the Registration Statement, and we hereby consent thereto. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours, /s/ Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
Mintz, Levin, Cohn, Ferris,
Glovsky and Popeo, P.C.